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Vedder Price     VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                 222 NORTH LASALLE STREET
                 CHICAGO, ILLINOIS 60601-1003
                 312-609-7500
                 FACSIMILE: 312-609-5005

                 A PARTNERSHIP INCLUDING VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C. WITH OFFICES IN CHICAGO AND NEW YORK CITY

                               October 24, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Zurich YieldWise Money Fund
         ---------------------------

To The Commission:

     We are counsel to the above-referenced investment company (the "Fund") and as such have participated in the preparation and review of Post-Effective Amendment No. 1 to the Fund's registration statement being filed pursuant to Rule 485(b) under the Securities Act of 1933. In accordance with paragraph
(b)(4) of Rule 485, we hereby represent that such amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) thereof.

                                 Very truly yours,


                                 /s/ Vedder, Price, Kaufman & Kammholz

                                 VEDDER, PRICE, KAUFMAN & KAMMHOLZ

DAS/COK/acs